EXHIBIT 10.12

DaVinci™

Biomedical research Prod.

PROTOCOL

The effect of Acidic Fibroblast Growth Factor on the outcome of

Cerebral Ischemia in the Rat

DaVinci Study Number:	DB-106

Sponsor:	Cardio Vascular Genetic Engineering 14272 Franklin Ave., Suite 110 Tustin, CA 92780

Telephone Number:	714-368-1520
Fax Number:	714-368-1517

Sponsor Contact:	Jack Jacobs

e-mail Address:	jjacobs@phagebiotech.com

Project Site:	DaVinci Biomedical Research Products 40 Maple Ave South Lancaster, MA 01561

Telephone Number:	(978) 368-3477
Fax Number:	(978) 368-3579

Facility Contact Person:	Przemyslaw A. Marek

Protocol Issue Date:	February 15, 2004

DaVinci Biomedical Research Prod™ 40 Maple Ave So. Lancaster MA 01561 Tel 978-368-3477 Fax 978-368-357

DaVinci Biomedical Research Prod™ The effect of Acidic Fibroblast Growth Factor on the outcome of Cerebral Ischemia in the Rat Study Number: DB-106	02/13/04 Page 2 of 8

1.	OBJECTIVE/LAY SUMMARY: The objective of this study is to evaluate the effect of acidic Fibroblast Growth Factor (FGF) on the outcome of focal cerebral ischemia in the rat after its administration into the lateral cerebral ventricle. Cerebral ischemia will be induced by a blockade of blood flow in the middle cerebral artery with a filament introduced via common carotid artery. Acidic FGF was previously shown to protect against the loss of cardiac tissue following blood flow restriction in coronary arteries. This study is undertaken to evaluate its plausible brain tissue salvaging properties.

2.	REGULATORY REFERENCE: This study will not be performed under Good Laboratory Practice Regulations.

3.	STUDY DESIGN:

A.	Study Design Table:

The following diagram presents the study group arrangement:

Group Number	Treatment	Dose Level	number of animals
1	FGF 145 (30 days)	0.06 mg/kg	12
2	Vehicle (30 days)	0	12
3	FGF 145 (24 hours)	0.01 mg/kg	12
4	FGF 145 (24 hours)	0.06 mg/kg	12
5	Vehicle (24 hours)	0	12

B.	Rationale for using animals:

a.	Animal Species: (Please explain why this particular species were chosen, and why an animal model is necessary)

The rat model is most widely used and the best recognized and established animal stroke model.

b.	Number of Animals: Sixty rats will be used. The number of animals selected for this study (15 per group) is necessary to meet the requirements of proper statistical analysis of results.

c.	Level of Discomfort and/or Pain: Please check one of the following:

☐	B. Breeding or Holding Colony Protocols

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☐	C. Momentary pain and/or distress and no use of pain-relieving drugs, or no pain or distress

X	D. Pain or distress appropriately relieved with anesthetics and/or tranqulizer drugs

☐	E. Pain or distress or potential pain or distress that is not relieved with an anesthetics and/or tranqulizer drugs

d.	If C, D&E of section c are chosen have you looked at alternatives and if no alternatives give explanation? (Narrative Description Needed) The Animal Welfare Act and USDA regulations require that you indicate the information sources you consulted to develop the rationale and methods for this study, to ensure that these studies do not duplicate previous studies, and to ensure that there were no alternatives that would reduce the use of animals or lessen the amount of pain or distress they might suffer. The USDA requires that you indicate which information sources were searched, when the search was last done, the years covered by the search and what keywords were used for database searches. Sources might include: the Animal Welfare Information Center, the Current Research Information Service, Medline, Index Medicus, Current Contents, Biosys, specific journals, etc.

The following literature searches were performed:

Date of Most Recent Search	Years covered 1995-present	Sources Searched PubMed	Keywords Used
02/11/04			acidic FGF rat cerebral ischemia ICV injection stroke model angiogenesis FGF I

No alternatives were found.

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4.	TEST SYSTEM

A.	Animals:

Common Name: Albino rat

Species: Rattus norvegicus

Number of Males: 30

Number of Females: 0

Age of Onset: on file

Weight at Onset: 280-350 g

B.	Source: Animals will be obtained from test facilities certified vendors (Taconic Laboratories)

C.	Quarantine: All animal will be quarantined upon arrival at the test facility for a period of approximately 7 days.

D.	Randomization: N/A

E.	Identification: Animals will be uniquely identified by tail marks. Individual cage cards will be affixed to each cage and will display the animal number, group number and study number.

F.	Disposition of Animals: At the end of the study animals will be euthanized with 150 mg/kg pentobarbital sodium (IV).

5.	ANIMAL CARE PROCEDURE: The procedures described and performed below will be conducted in accordance with the Guide for the Care and Use of Laboratory Animals, USDA APHIS, Animal Welfare Act and/or in accordance with the Standard Operating Procedures of DaVinci Biomedical Research Prod.

A.	Animal Husbandry and Maintenance: Animals will be individually housed unless group housing is necessary. During the holding and testing period husbandry maintenance and environmental conditions will be maintained as in the quarantine period, unless changes are needed which will be noted in the protocol.

B.	Environmental Conditions: The conditions in the room will be maintained as follows; room temperature will be maintained 64-84 °F and the humidity will range 30-70%, and the room will have a 12 hour light/12 hour dark cycle.

C.	Water: Tap water will be provided to the animals ad libitum. Water analysis is performed biannually and will be made available for the study file. Water will be analyzed by an independent contract facility. The results will include the following: heavy metals, chlorinated hydrocarbons, organophosphates, nitrates, nitrites, total trihalomethanes, dissolved minerals, and a standard plate count. No substances have been found to date which would be expected to affect the study outcome.

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D.	LabChows, Purina Mills, Inc. Rodent Chow Brand will be fed to the animal daily. The lot and expiration will be documented and recorded on file. Chow may differ if specified by sponsor.

6.	TECHNICAL PROCEDURES: The procedures described will be performed in accordance with the Standard Operating Procedures of DaVinci Biomedical Research Prod. Data collected will be documented manually.

A.	Body Weights: Individual body weights will be recorded prior to surgery on the surgery form.

B.	Fasting of Animals: All animals will be fasted at least 12-24 hours prior to surgery.

C.	Preoperative Procedure:

Anesthesia: Anesthetized will be induced in the chamber filled with isoflurane at 2.5%-4%. After induction anesthesia will be maintained with isoflurane delivered through the nose cone at 0.5-2.5%.

Surgical Preparation: The animal will be clipped over the ventral neck area. The operative area will be cleaned with a three alternating scrubs of povidone-iodine scrub and 70% alcohol, once the alternating scrubs are done a final application of povidone-iodine solution will be applied and allowed to dry (the area will be draped for aseptic surgery).

D.	Surgical Procedure: The right common carotid (RCCA) will be exposed (midline incision) and isolated. Permanent 3-0 silk will be placed around the external carotid artery (ECA) and the proximal portion of the RCAA. A vessel clip will be placed over the RCCA, proximal to bifurcation of the internal carotid artery and the ECA. A small incision will be made in the RCCA and a 0.30 mm filament (0.3 mm nylon fishing line) will be inserted and secured with 3-0 silk. The RCCA clip will be removed, and the filament advanced into the intracranial ICA 18 mm from ICA/ECA bifurcation. The contralateral CCA will be clamped with a vessel clip for 60 min after the filament was advanced.

Animal will be placed into the stereotaxic apparatus and small window will be drilled in the skull over the lateral ventricle. Using sterotaxic coordinates a cannula will be placed in the lateral ventricle and 10 microliters of drug will be delivered within 30 seconds. Cannula will be withdrawn, skin incision closed, and animal recovered from anesthesia. Animals will euthanized either 24 hours after surgery (group 3, 4 and 5), or 30 days after surgery (group 1 and 2). Brains will be collected, sliced into 2 mm blocks and stained with 2,3,5-triphenyl tetrazolium chloride. Digital images of slices will be taken and infarct volume calculated using NIH Image software.

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E.	Postoperative Procedures:

1)	Recovery: The animal will be allowed to recover from anesthesia and transferred to the home cage.

2)	Post-operative Analgesia: Animals will receive Buprenorphine (0.02 mg/kg, s.c.). if needed.

3)	Post-operative Observations: The animal will be observed after surgery. Skin, hair, respiration, lethargy, fecal output, food consumption, dehiscence of surgical sites, edema, infection, and vocalization will be observed. All observations will be documented in the study file. If abnormal observations are evident the study director or the attending veterinarian will be notified immediately.

7.	VETERINARY SUPPORT: The items described below will be performed in accordance to the facilities Standard Operating procedures.

A.	Preventative Therapy: With accordance to accepted veterinary practice the animals may be administered treatment of minor infections, fluid therapy, pain relief, antibiotic therapy, and any other therapy which may become evident in the course of the animals stay at the facility. All therapy administered to the animals will be documented, and will be made in conjunction with the attending veterinarian and the study director. The animals will be identified and dose, frequency, and administration will be documented in the study file.

B.	Euthanasia: Animals are to be euthanized at the conclusion of the project with 150 mg/kg sodium pentobarbital (IV, cephalic vein) in accordance with the American Veterinary Medical Association (AVMA) Panel of Euthanasia, and Journal of the American Veterinary Medical Association, 218(5): 668-696, 2001.

8.	PROTOCOL CHANGES: If necessary to change an approved study protocol, changes must be made in writing between the study director and the sponsor. The changes and the justification for the changes must be included in the section which will be replaced, and the new application must be approved by the study director and the sponsor, of which both parties must sign and date. The amendment will be attached to the protocol.

9.	STUDY DEVIATIONS: In the case which a deviation from the protocol or Standard Operating Procedure occurs, the reason for the deviation, the action taken, and the impact on the study (if any) will be reported by the study director to the sponsor as soon as possible.

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PROTOCOL APPROVAL

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The effect of Acidic Fibroblast Growth Factor on the outcome of

Cerebral Ischemia in the Rat

DaVinci Protocol Number: DB-106

Sponsor:	Cardio Vascular Genetic Engineering. 14272 Franklin Ave., Suite 110 Tustin, CA 92780

/s/ Jack Jacobs	2/25/03
Signature	Date
Jack Jacobs
Sponsor Representative

Facility Performing Project:	DaVinci Biomedical Research Prod™ 40 Maple Ave So. Lancaster, MA 01561

/s/ Przemyslaw A. Marek	2/14/03
Signature	Date
Przemyslaw A. Marek
Study Director

CHAIRMAN:	TODAY’S DATE:

VETERINARIAN:	TODAY’S DATE:

THIRD COMMITTEE MEMBER:	TODAY’S DATE:

FOURTH COMMITTEE MEMBER:	TODAY’S DATE:

PROJECT:

GROWTH FACTOR (2 GROUPS)

IN CD RATS CEREBRAL ISCHEMIA

(NO. PHI0I0-Rev-0)

STUDY SPONSOR

PHAGE BIOTECHNOLOGY

DR. JACK JACOBS

14270 FRANKLIN AVE. SUITE 110

TUSTIN, CA 92780

SPONSOR CONTACT

DR. JACK JACOBS

PHONE: (714)-368-1520 xl5

FAX: (714)-368-1517

PREPARED BY

DAVINCI BIOMEDICAL RESEARCH PRODUCTS, INC.

PO BOX 1125

40 & 20 MAPLE AVENUE

SOUTH LANCASTER, MA 01561

WEB-SITE: www.davincibiomed.com

DAVINCI CONTACT

MR. JOSEPH VILLANI

PHONE: (978) 368-3477

FAX: (978) 368-3579

EMAIL: jvillani@davincibiomed.com

TODAY’S DATE: 2-13-03

DAY ASKED FOR QUOTE: 2-13-03

QUOTE 3 PAGES

QUOTE GOOD FOR 45 DAYS.

PROJECT

GROWTH FACTOR (2 GROUPS)

IN CD RATS CEREBRAL ISCHEMIA

PROJECT COSTS

USDA Guidelines and the Animal Welfare Act (Subchapter A, Section 2.31) will be followed.

TIME:	To be determined by Joseph Villani of DaVinci & Dr. Jack Jacobs.

COST:

Per USDA Guidelines: Protocol: evaluation, helping client, IACUC evaluation, etc.

30 CD Rats, 8 wks (either sex)

Filtered boxes and shipping of rats to DaVinci

Vet visit

Tech to help ver

Per Diem for
30 rats x 14 days acclimation = 420 per diems

Surgery, 1 hr/rat = 30 hrs. plus 5 additional hrs.

35 hrs of Surgery

Surgical Specialist 1, 35 hrs

Surgical Specialist 2, 35 hrs

Surgical Disposables sterile, includes neuro port and catheter system

Clean up, 2 hrs/day x 4 days

1 Injection 2 techs, 5-10 minutes per injection, 30 rats, 6hrs, 1 time point 30 disposables, 30 rats

Necropsy 10 rats per day, 3 days @, 8 hrs, per day, 24 hours total

24 hrs. of Necropsy

Surgical Specialist 1, 24 hrs

Surgical Specialist 2, 24 hrs

Necropsy disposables, non sterile

Clean up, 2 hrs/day x 3 days

Carcass Disposal 2 boxes

Histology

Sectioning of brain, TTC stain, 1 hr/rat x 30 rats

Eye (Retina), 5 H&E Slides x 30 rats

Kidney, 5 H&K Slides x 30 rats

Take digital image, 6 slides x 30 rats

Revascularization test (injection of dye or latex and imaging with analysis)
1 hr/rat x 30 rats

Morphometry (imaging, image transfer, tracing, statistics)
1 hr/rat x 30 rats

Report, 5 hrs

Total: $86,750

TERMS & CONDITIONS

Comments:	A change in procedure, quantities, protocol, and time needed, etc. may also change costs. We normally do not change cost for minor changes. They would have to be significant!

Terms:	Payment of 50% prior to procedures and 50% upon completion. Past due balances are subject to a service charge of 1.5% per month.

Cancellation Policy:	In the event that the sponsor can not perform the project on the day scheduled and needs to cancel the date, a cancellation fee of $2,000 per scheduled day will be charged to the sponsor unless cancellation of day is conveyed three weeks in advance. In the event that the project is canceled, all Animals, material purchased for project, labor, etc, will be deducted from the first 50% down payment.

DaVinci Biomedical Research Products, Inc.

Mr. Joseph Villani:	/s/ Joseph Villani	02-14-03
President	Signature	Date

Dr. Jack Jacobs:	/s/ Jack Jacobs	2/25/03
Project MGR	Signature	Date